UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2001

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA	0-19508	72-0693290
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 Veterans Memorial Boulevard
Metairie, Louisiana 70005
(Address of principal executive offices) (Zip Code)

(504) 837-5880
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.         Other Events

        This Form 8-K amends the Company's Form 8-K filed December 19, 2001.

CONTACT:	William E. Rowe
Stewart Enterprises, Inc.
110 Veterans Boulevard
Metairie, Louisiana 70005
504/837-5880

FOR IMMEDIATE RELEASE

STEWART ENTERPRISES NAMES THREE TO BOARD OF DIRECTORS

New Orleans, Louisiana, December 20, 2001 . . . Stewart Enterprises, Inc. (NASDAQ NMS:STEI) today announced the election of three new board members and the retirement of one longtime board member. The Company's Board of Directors has elected Leslie Rosenthal Jacobs, Alden J. McDonald Jr. and Brian J. Marlowe and has accepted the retirement of member Darwin C. Fenner.

Leslie Rosenthal Jacobs is president of Hibernia Rosenthal. She has served in this position since July 2000 when The Rosenthal Agency was acquired by Hibernia National Bank. Jacobs joined the family agency 20 years ago and built it into one of the top 100 insurance brokers in the United States. She also serves on the board of the Jefferson Parish Business Council and is a member-at-large of the Louisiana Board of Elementary and Secondary Education. In addition, she was instrumental in drafting the legislation creating the Louisiana Workers Compensation Corporation and served on its inaugural board. Jacobs has been recognized for her service by many state and local organizations and was honored in 2001 with the Distinguished Service to State Government Award by the National Governors Association. In 2000, she was recognized as one of the top 100 women executives in the insurance industry by Business Insurance.

Alden J. McDonald Jr. has served as president and chief executive officer of Liberty Bank and Trust Company since its inception in 1972. McDonald has served on the boards of many corporations and financial institutions and agencies, including the Port of New Orleans, Entergy New Orleans Advisory Board, the Fannie Mae Foundation, the American Bankers Association, the National Bankers Association and the Louisiana Bankers Association. He has served as co-chair of the Greater New Orleans Education Foundation and as president of the New Orleans Jobs Initiative and given his time and expertise in service to, among others, the Archdiocese of New Orleans Finance Council, the Southern University of New Orleans Advisory Council and the Board of Tulane University School of Medicine.

Brian J. Marlowe has served as chief operating officer and executive vice president of Stewart Enterprises, Inc. since 1999. Marlowe joined Stewart in 1992 and served as president and chief executive officer of the Company's Eastern Division and as advisor to the chief operating officer of EuroStewart, the Company's operations in five European countries. He is a former independent cemetery owner with more than 30 years experience in the death care industry. An active and visible leader in the industry, he recently served as president of the International Cemetery and Funeral Association and has served as president of several state cemetery associations.

"Leslie Jacobs, Alden McDonald, and Brian Marlowe are valuable additions to our board," said William E. Rowe, president and CEO of Stewart Enterprises, Inc. "We look forward to the diverse professional experiences that these distinguished business leaders bring to our board. Their guidance and direction will certainly benefit our corporation as we continue to strengthen our operations and pursue new opportunities."

The Board has accepted the retirement of Darwin C. Fenner, who has served Stewart Enterprises as a board member since 1991. "His service on the board and many of its committees over the last 10 years has been a wonderful asset to our corporation," stated Stewart Chairman Frank B. Stewart, Jr. "We thank Darwin and are very glad to know that he will continue his vested interest in our corporation as a stockholder and interested investor." Fenner's retirement was effective October 31, 2001.

Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in the United States, currently owning and operating 515 funeral homes and 159 cemeteries in North America, South America and Europe.

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SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.

December 26, 2001	/s/ MICHAEL G. HYMEL Michael G. Hymel Vice President - Corporate Controller and Chief Accounting Officer